Clarivate Completes Sale of Life Sciences & Healthcare Segment, Advances Strategic Transformation
Transaction sharpens strategic focus on leading Academia & Government and Intellectual Property segments
Proceeds strengthen balance sheet and enhance financial flexibility
London, U.K., October 6, 2026 – Clarivate Plc (NYSE: CLVT) ("Clarivate" or the "Company"), a leading global provider of transformative intelligence, today announced the successful completion of the sale of its Life Sciences & Healthcare segment to Altaris, LLC (“Altaris”), advancing Clarivate’s transformation and simplifying its portfolio. The transaction for $600 million was previously announced on July 6, 2026.
With the completion of the transaction, Clarivate is now a more-focused subscription-first global provider of trusted proprietary data and authoritative content, AI-powered intelligence solutions, embedded workflow software, and tech-enabled services. The leading Academia & Government and Intellectual Property segments benefit from the deep subject matter expertise of Clarivate colleagues and shared infrastructure to serve customers at critical moments of innovation, research, learning, and intellectual property creation and protection. This helps organizations move from information overload to confident decision making.
Matti Shem Tov, Chief Executive Officer, Clarivate said: "This is an important milestone in Clarivate's transformation journey. The successful completion of this transaction further advances our Value Creation Plan by sharpening our focus, simplifying our portfolio, and strengthening our financial profile. We are now positioned as a more focused company centered on two market-leading segments with attractive recurring revenue characteristics, deep customer relationships, and significant opportunities to leverage AI-driven innovation."
"I want to thank our Life Sciences & Healthcare colleagues for their many contributions to Clarivate and wish them continued success as part of Altaris," Shem Tov continued. "We also thank our customers for their continued trust and partnership throughout this process."
As previously communicated, Clarivate intends to use the transaction proceeds to reduce debt and further strengthen its balance sheet, while enhancing strategic and financial flexibility. The transaction also supports the Company's efforts to improve revenue quality, expand profitability, and increase focus on long-term value creation.
Michael Easton, Chief Financial Officer, Clarivate said: "The completion of this transaction marks another meaningful step in executing our strategy. Our streamlined business model and stronger balance sheet position us well to invest in innovation, support our customers, and drive sustainable growth and shareholder value."
The Company will report its third quarter 2026 financial results on Tuesday, November 3, 2026, and will update its full year 2026 guidance to reflect the divestiture of the Life Sciences & Healthcare segment.
A more focused Clarivate
Following the divestiture, Clarivate's portfolio consists of:
Academia & Government
Providing trusted intelligence, workflow solutions, and services that help universities, research institutions, libraries, governments, and funders accelerate research, advance learning, and improve outcomes. Home to leading research, education and library solutions, including Web of Science, ProQuest, Alma and Vega.
Intellectual Property
Delivering leading patent, trademark, brand protection, and innovation intelligence solutions that help organizations create, protect, and commercialize intellectual property. Home to IPOne, Derwent, CompuMark, IPfolio and other leading IP solutions.
Together, these businesses are underpinned by proprietary content, workflow software, and expanding AI capabilities that help customers make faster, more informed decisions.

Forward-looking statements
This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, the divestiture of our Life Sciences & Healthcare business or any other strategic transactions we may explore, the anticipated use of proceeds from the divestiture of our Life Sciences & Healthcare business, any anticipated cost savings or other benefits as a result of the divestiture of our Life Sciences & Healthcare business, our financial guidance for the fiscal year 2026, key drivers thereof and underlying assumptions, the impact or anticipated benefits of our Value Creation Plan, our growth strategies and future business prospects, the global macroeconomic uncertainty and volatility, the impact of artificial intelligence on our business and strategy, and the timing of any of the foregoing. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.
About Clarivate
Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government and Intellectual Property. For more information, please visit www.clarivate.com.
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